Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2010 (except for note 8, as to which the date is August 6, 2010) in Amendment No. 1 to the Registration Statement (Form S-1 No 333-168609) and related Prospectus of Panther Expedited Services, Inc. and Subsidiaries for the registration of shares of its common stock.

/s/ Ernst and Young LLP

Cleveland, Ohio

September 21, 2010